UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2017

Jones Soda Co.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

66 South Hanford Street, Suite 150, Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 9, 2017, Jones Soda Co. (the "Company") issued a press release announcing its financial results for the fourth quarter ended December 31, 2016. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company will discuss its results for the quarter and fiscal year ended December 31, 2016 on its scheduled conference call today, March 9, 2017 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). This call will be webcast and can be accessed by visiting our website at www.jonessoda.com or www.jonessoda.com/company/jones-press/webcasts. Investors may also listen to the call via telephone by dialing (719) 325-4786 (confirmation code: 1222734). In addition, a telephone replay will be available by dialing (412) 317-6671 (confirmation code: 1222734) through March 16, 2017, at 11:59 p.m. Eastern Time.

The information in this Current Report in Item 2.02 and Exhibit 99.1 is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Appointment of Certain Officers

On March 7, 2017, the Company’s Board of Directors appointed Max Schroedl, the Company’s current Vice President of Finance and Principal Financial Officer, as the Company’s Chief Financial Officer, effective March 7, 2017.

Mr. Schroedl, age 34, has served as Vice President of Finance and Principal Financial Officer of the Company since May 2016. Mr. Schroedl served as Controller of the company from January 2016 to May 2016.  Previously, Mr. Schroedl served as Controller of Sabey Data Centers from May 2013 to November 2015. In addition, he held various accounting and financial reporting roles at Expedia, Inc. from May 2012 to May 2013, BRE Properties Inc. from April 2008 to May 2012, and Deloitte from September 2006 to March 2008. Mr. Schroedl has a Bachelor of Arts in Business Administration (accounting emphasis) and Masters in Public Accounting (audit and assurance), both from the University of Washington, and is a Certified Public Accountant.  The Company does not have an employment agreement with Mr. Schroedl.

As the Chief Financial Officer of the Company, Mr. Schroedl receives an annual base salary of $100,000. In addition, Mr. Schroedl is eligible to receive an annual performance bonus based on the Company achieving certain net income targets, all subject to approval by the Company’s Compensation and Governance Committee. In connection with his appointment as the Company’s Chief Financial Officer, the Company also granted Mr. Schroedl stock options to purchase 100,000 shares of common stock, with an exercise price of $0.49 per share (the closing price of the Company’s common stock on the date of the grant) on December 8, 2016. The option vests at a rate of 25% on January 29, 2017 and an additional 1/48th vests each additional one-month period thereafter until January 29, 2020.

There is no arrangement or understanding with any person pursuant to which Mr. Schroedl was appointed as Chief Financial Officer, and there are no family relationships between Mr. Schroedl and any director or executive officer of the Company. Additionally, there are no transactions between Mr. Schroedl and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01.          Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release, dated March 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO.

Date:	March 9, 2017	By:	/s/ Max Schroedl
Max Schroedl, Chief Financial Officer